SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 14, 2004 _______________________________________________

VALLEY NATIONAL BANCORP _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New Jersey ________________________________ (State or Other Jurisdiction of Incorporation)	1-11277 _________________________________ (Commission File Number)	22-2477875 ______________________________ (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey __________________________________________________________________ (Address of Principal Executive Offices)	07470 ___________________(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;Appointment
of Principal Officers

        On December 14, 2004, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) appointed Michael L. LaRusso, 59, of New Vernon, New Jersey as a director of the Company. Mr. LaRusso will stand for election for a full term at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) in April 2005. Prior to the Annual Meeting, Mr. LaRusso is not expected to be appointed to any Board committees. No decision has been made about which Board committees he may be added to. An amendment to this filing will be filed when that determination is made.

        Mr. LaRusso has extensive experience as an employee of financial institutions in the area of risk management and compliance. He served for 23 years with the Comptroller of the Currency. He received a Finance degree from Seton Hall University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2004	VALLEY NATIONAL BANCORP By: /s/ Alan D. Eskow —————————————— Name: Alan D. Eskow Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)